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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Williams Energy Partners L.P. (the Company), for the registration of $1,800,000,000 of Debt and Equity Securities and to the incorporation by reference therein of our reports dated March 4, 2002, with respect to the consolidated financial statements of the Company and to the consolidated balance sheet of Williams GP LLC included in the Company's Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP
                                             ---------------------------------
                                                 Ernst & Young LLP

Tulsa, Oklahoma
March 4, 2002